EXHIBIT 10.1(g)

                           MEMORANDUM OF UNDERSTANDING

      THIS MEMORANDUM OF UNDERSTANDING, dated May 23, 2000, by and among DANIEL THRALOW ("Thralow"), an individual having an address at 216 West 6th Street, Duluth, Minnesota 55806, EYECITY.COM, INC. (formerly Ergovision, Inc.) ("EyeCity"), a Delaware corporation, having an address at 79 Express Street, Plainview, New York 11803, and PEEPERS INC., a Delaware corporation and wholly-owned subsidiary of EyeCity ("Peepers").

            WHEREAS, Thralow and EyeCity are parties to an Employment Agreement, dated as of May 7, 1999 (the "Employment Agreement"), and EyeCity, Peepers, Thralow and Peepers Sunglasses and Accessories, Inc. are parties to an Agreement and Plan of Merger, dated as of May 7, 1999 (the "Merger Agreement");

            WHEREAS, pursuant to the Merger Agreement, EyeCity, as Maker, has delivered to Thralow, as Holder, the Secured Promissory Note and Security Agreement, dated May 7, 1999, as amended (the "Note"), in the original principal amount of $875,000, and having a current principal balance outstanding as of the date hereof of $850,000; and

            WHEREAS, Thralow and EyeCity (i) have agreed to extend the term of the Note and provide for principal prepayments and interest payments thereunder, (ii) have mutually agreed to terminate the Employment Agreement as provided herein, (iii) have agreed that Thralow shall act as a non-exclusive consultant to EyeCity as provided herein, and (iv) have agreed to the other terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual promises, agreements and premises set forth herein, it is hereby agreed as follows:

      1. Thralow and EyeCity hereby agree that the "Maturity Date" of the Note (as defined therein) is hereby amended and extended to May 23, 2002. The Note shall remain secured by the "Pledged Collateral" described and as defined in the Note. Interest shall accrue on the outstanding principal amount of the Note until paid in full at the rate of 7% per annum. Interest under the Note shall begin to accrue on May 23, 2000 and shall be payable (x) as to the first six months accrued interest, on December 26, 2000 in cash or common stock of EyeCity (such stock to be valued based on the average public trading price of EyeCity's common stock for the 30 days ending on the second business day prior to the payment date) at EyeCity's option and (y) monthly thereafter in cash on the 23rd day of each month (or the next business day following such date if such date is not a business day). EyeCity shall make principal prepayments under the Note in the amounts of (x) $25,000 on July 15, 2000, (y) $150,000 on August 31, 2001,
and (z) 5% of the first $2,000,000 of gross proceeds, and 10% of all gross proceeds above $2,000,000, raised by EyeCity in a financing transaction or series of related financing transactions, in each case within seven (7) days of the closing thereof. EyeCity will provide monthly financial reporting on all financing transactions done the prior month, consistent with regular reporting provided to senior management of EyeCity. All other terms of the Note remain in full force and effect.

      2. (a) The Employment Agreement is hereby terminated as of the date hereof without liability to any party and neither party shall have any further obligations thereunder, all of which are hereby released by the parties.

         (b) Upon request of any underwriter or financing source providing funds to EyeCity, Thralow shall enter into a standard "lock up" agreement for a period of up to 180 days, provided, and to the extent, the other executive officers and/or more than 5% shareholders of EyeCity are also required to deliver such lock up agreements, as certified to Thralow by an officer of Eyecity.

         (c) Thralow hereby agrees to vote his shares of common stock of EyeCity in accordance with the vote of, and pursuant to the instruction of the Board of Directors of EyeCity with respect to (i) any sale of all or substantially all of the assets of EyeCity, if approved by the Board of Directors of EyeCity or (ii) any merger or similar sale of stock of EyeCity in which EyeCity is not the surviving entity and/or the shareholders of EyeCity before such transaction do not control at least a majority of the voting stock of the surviving entity after such transaction, if approved by the Board of Directors of EyeCity.

         (d) Thralow hereby agrees that for a period commencing on the date hereof and ending upon payment in full of the Note, he shall not,

            (i) become a "participant" in a "solicitation" of proxies, as those terms are defined in Rule 14a-11 and Rule 14a-1, respectively, of Regulation 14A under the Exchange Act, to vote, or seek to advise or influence any person, in respect of any voting securities of EyeCity that may be outstanding and entitled to vote at any time during such period, except in respect of this Transaction;

            (ii) form, join or in any way participate in any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) for the purpose of voting, purchasing or disposing of any securities of EyeCity;

            (iii) deposit any securities of EyeCity in a voting trust or subject them to a voting agreement or other arrangement or similar effect;

            (iv) in any manner acquire or agree, offer, seek or propose to acquire or make any proposal to acquire ownership (including, without limitation, "beneficial" ownership, as defined by Rule 13d-3 promulgated under the Exchange Act) of any of the assets or businesses of, or any securities of, or any securities issued by, EyeCity or any rights or options to acquire such ownership (including from a third party);

            (v) seek or propose to influence or control the management, Board of Directors or policies of EyeCity; or

            (vi) enter into any discussion, proposal, negotiation, arrangement or understanding with any third party in respect of any of the foregoing.

         (e) Thralow hereby resigns effective May 22, 2000 as an officer and director of EyeCity and/or of any of its subsidiaries, including, without limitation, Peepers.

      3. (a) Thralow is hereby engaged for a period commencing May 23, 2000 and ending May 23, 2002 as a non-exclusive consultant to provide EyeCity with advice and consulting services regarding the optical, eyewear, eyecare, and optical accessories business on an "as-needed" basis. Thralow shall receive a consulting fee of $50,000 per annum for such consulting services (whether or not such services actually are requested by EyeCity), payable in monthly installments. In addition, Thralow will receive under this consulting arrangement an additional $20,000 (reflecting deferred salary under the Employment Agreement) in monthly installments during the term of the consulting arrangement. Thralow shall be reimbursed for all reasonable out-of-pocket expenses incurred in connection with such consulting services upon presentation of reasonable documentation therefore.

         (b) Upon payment in full of the Note, the $50,000 per annum fees for the aforementioned consulting services shall be reduced to $25,000 per annum.

      4. The Company shall immediately assign to Thralow ownership and title of the domain name "pans.com"; provided, hereunder, that Thralow shall not use such domain name to compete with the Company, including, without limitation, in connection with the eyewear, eyecare and optical and optical accessories business conducted by the Company. Thralow shall immediately assign to the Company ownership and title of the domain name "binocular.com".

      5. In connection with any future settlement of the lawsuit pending between EyeCity and American Eyewear, Inc. with respect to the "Peepers" trademark, Thralow shall contribute to EyeCity half the number of shares of common stock that may be delivered by the Company in connection with settlement of such litigation, up to an aggregate of 100,000 shares to be contributed by Thralow.

      6. Concurrently with the execution hereof, the parties have entered into the Mutual General Release attached as Annex A hereto.

      7. Binding Agreement. This Memorandum of Understanding, the Note and the Merger Agreement (each as modified hereby) sets forth the parties' complete agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, written or oral, with respect thereto. The parties intend to be bound hereby and to operate pursuant hereto unless the parties later determine to enter into more detailed documentation, if applicable (there being no obligation to do so). The terms of this Memorandum of Understanding and all proprietary information of each of the parties is confidential and may not be disclosed except pursuant to applicable securities laws. This Memorandum of Understanding may not be amended or modified except by a written instrument signed by the parties hereto.

      8. Counterparts. This Agreement and all other agreements referred to herein may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

      9. Applicable Law. This Memorandum of Understanding and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New York applicable to contracts made and wholly to be performed therein by residents thereof, without giving effect to the conflict of laws principles thereof. All actions or proceedings seeking the interpretation and/or enforcement of this agreement shall be brought only in the state or federal courts located in New York County, all parties hereby submitting themselves to the jurisdiction of such courts for such purpose. Any process in any action or proceeding commenced in the courts of the State of New York arising out of any claim, dispute or disagreement, may, among other methods be served upon any party by delivering or mailing the same, via registered or certified mail, addressed to such party at the address set forth above. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York, New York county.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    EYECITY.COM, INC.


                                    BY:  /s/ Mark H. Levin
                                         --------------------------------------
                                         Name:  Mark H. Levin
                                         Title: President and CEO


                                    /s/ Daniel Thralow
                                    -------------------------------------------
                                    DANIEL THRALOW


                                    PEEPERS, INC.


                                    BY:  /s/ Mark H. Levin
                                         --------------------------------------
                                         Name:  Mark H. Levin
                                         Title: President and CEO